ISSUER FREE WRITING PROSPECTUS                              [GRAPHIC OMITTED]
Filed Pursuant to Rule 433
Registration Statement No. 333-132747
Dated January 2, 2007

Return Optimization Securities

UBS AG, JERSEY BRANCH
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SECURITY OFFERINGS
--------------------------------------------------------------------------------
We are offering four different Return Optimization Securities. Each is linked to a different Index with a different Maximum Gain.

INDEX                                                     MAXIMUM GAIN(1)
--------------------------------------------------------------------------------
S&P 500(R) INDEX                                          14.5% to 15.5%
--------------------------------------------------------------------------------
DOW JONES EURO STOXX 50(R) INDEX                          25.0% to 26.5%
--------------------------------------------------------------------------------
MSCI EAFE(R) INDEX                                        16.0% to 17.0%
--------------------------------------------------------------------------------
NIKKEI 225(R) INDEX                                       32.0% to 34.0%
--------------------------------------------------------------------------------

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COMMON TERMS FOR EACH SECURITY
--------------------------------------------------------------------------------
Issuer                    UBS AG, Jersey Branch
--------------------------------------------------------------------------------
Issue Price               $10 per Security
--------------------------------------------------------------------------------
Term                      18 months
--------------------------------------------------------------------------------
Payment at Maturity       IF THE INDEX RETURN IS GREATER THAN THE MAXIMUM
(per $10)                 GAIN, you will receive:

                                   $10.00 + ($10.00 x Maximum Gain)

                          IF THE INDEX RETURN IS POSITIVE BUT LESS THAN THE MAXIMUM GAIN, you will receive:

                                 $10 + ($10.00 + (3 x Index Return));

                          up to the Maximum Gain.

                          IF THE INDEX RETURN IS ZERO OR NEGATIVE, you will receive:

                                   $10.00 + ($10.00 x Index Return)

                          IN THIS CASE, YOU MAY LOSE ALL OR A
                          SUBSTANTIAL PORTION OF YOUR PRINCIPAL.
--------------------------------------------------------------------------------
Index Return              INDEX ENDING LEVEL - INDEX STARTING LEVEL
                          -----------------------------------------
                                   Index Starting Level
--------------------------------------------------------------------------------
Index Starting Level      The closing level of the Index on the Trade Date.
--------------------------------------------------------------------------------
Index Ending Level        The closing level of the Index on the Final
                          Valuation Date.
--------------------------------------------------------------------------------
Observation Period        The period starting on the Trade Date and ending on,
                          and including, the Final Valuation Date.
--------------------------------------------------------------------------------
Trade Date(2)             January 24, 2007
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Settlement Date(2)        January 31, 2007
--------------------------------------------------------------------------------
Final Valuation Date(2)   July 24, 2008
--------------------------------------------------------------------------------
Maturity Date(2)          July 31, 2008
--------------------------------------------------------------------------------

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FEATURES
--------------------------------------------------------------------------------

ENHANCED RETURNS IN MODERATE RETURN ENVIRONMENTS

o    Strategically targets moderate-return market environments

o 3x leverage feature provides enhanced participation if Index appreciates (up to the Maximum Gain) and you hold the Securities to maturity, while maintaining 1-to-1 downside exposure

o    Your choice of four offerings to meet your portfolio needs

DETERMINING THE PAYMENT AT MATURITY FOR EACH SECURITY

  ----------------------     TRADE DATE
      RECORD INDEX
     STARTING LEVEL
  ----------------------
            |
            |
            |
           \ /
                             FINAL VALUATION DATE
                             ------------------------------------------------
  ----------------------     YES     You will receive your principal plus the
      IS THE INDEX                   Maximum Gain, calculated as follows:
     RETURN GREATER
        THAN THE        --------->  $10 + ($10 x MAXIMUM GAIN)
      MAXIMUM GAIN?
  ----------------------
            |
            |
            |
           \ /
NO
  ----------------------      ------------------------------------------------
                              YES    You will receive your principal plus an
                                     amount based on triple the Index
      IS THE INDEX                   Return, up to the Maximum Gain,
         RETURN                      calculated as follows:
        POSITIVE?
                                     $10 + ($10 + (3 x INDEX RETURN)),
                                     UP TO THE MAXIMUM GAIN)

  ----------------------
            |                  ------------------------------------------------
            |
            |
           \ /
NO

You will receive your principal reduced by the Index Return, calculated as follows:

$10 + ($10 x INDEX RETURN)

IN THIS SCENARIO, YOU MAY LOSE ALL OR A SUBSTANTIAL PORTION OF YOUR PRINCIPAL

This offering summary represents a summary of the terms and conditions of the Securities. We encourage you to read the preliminary prospectus supplement and accompanying prospectus related to this offering dated January 2, 2007. We are using this issuer free writing prospectus and the attached preliminary prospectus supplement to solicit from you an offer to purchase the Securities. You may revoke your offer to purchase the Securities at any time prior to the time at which we accept such offer by notifying the relevant agent. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. We will notify you of any material changes to the terms of the Securities.

Notes:   (1)   The Maximum Gain will be set on the Trade Date.

         (2) In the event that we make any change to the expected trade date and settlement date, the final valuation date and maturity date will be changed to ensure that the stated term of the Securities remains the same.
[UBS LOGO]

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INDEX DESCRIPTION
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THE S&P 500(R) INDEX
The S&P 500 Index ("SPX") measures the performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.
--------------------------------------------------------------------------------
THE MSCI EAFE(R) INDEX ("MXEA")
The MSCI EAFE Index is a capitalization-weighted index that monitors the performance of stocks from Europe, Asia, Australia and the Far East.
--------------------------------------------------------------------------------
THE DOW JONES EURO STOXX 50(R) INDEX ("SX5E")
The Dow Jones EURO STOXX 50 Index ("SX5E") is a capitalization-weighted index that consists of 50 component stocks of market sector leaders from within the Eurozone.
--------------------------------------------------------------------------------
THE NIKKEI 225(R) INDEX
The Nikkei 225 Index ("NKY") is a modified, price-weighted index that consists of 225 stocks listed on the First Section of the Tokyo Stock Exchange and which, therefore, are among the most actively traded on that exchange.

--------------------------------------------------------------------------------
 HISTORICAL INDEX PERFORMANCE
--------------------------------------------------------------------------------

The graph below illustrates the performance of each index from January 29, 1988 to December 28, 2006.

[THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED REPORT]

                SX5E          NKY           SPX           MXEA
           1988           100           100           100           100
                      111.468        106.86       104.182       106.557
                      110.317       111.167       100.708        112.99
                       111.73       116.136       101.657       114.508
                       111.82       116.063        101.98        110.72
                      119.591       117.556       106.391       107.687
                      122.656       118.158       105.815       110.951
                      119.763       115.848       101.731       103.624
                      127.216       118.209       105.773       108.036
                      131.746       118.458       108.519       117.161
                      130.249       125.216       106.469       124.013
                      135.445       127.672       108.033       124.576
                        138.5       133.693       115.716       126.647
                      134.108       135.404       112.366       127.175
                      138.976       139.016       114.704       124.554
                      141.789       142.718        120.45       125.583
                      145.203       145.061       124.682       118.629
                      149.935       139.481       123.694       116.513
                      156.916        147.97       134.625       131.016
                      163.236       145.757       136.714           125
                      162.367       150.861       135.819       130.562
                      152.595       150.491         132.4       125.187
                      160.943       157.769        134.59       131.348
                      172.732       164.742       137.472       136.063
           1990        168.24       157.431       128.012       130.861
                      164.936       146.438       129.105       121.589
                       175.39       126.916       132.236       108.779
                      171.073       125.241       128.681       107.774
                      175.616       140.252       140.518       119.928
                      176.166       135.212        139.27        118.72
                      175.561       131.383       138.542       120.234
                      151.293       109.974       125.476         108.4
                      133.023       88.8291       119.053       93.1323
                       139.88       106.654       118.256       107.477
                      137.245       95.0568       125.343        100.97
                      135.029       100.958       128.455       102.448
                      137.081       98.6065       133.788       105.589
                      150.834       111.798        142.79       116.741
                      154.427       111.302        145.96       109.576
                      157.572       110.536       146.007       110.502
                      164.403       109.175       151.643       111.502
                       157.74       98.5973       144.381       103.159
                      157.393        102.11       150.858       108.073
                      159.859       94.5541       153.822        105.72
                      158.346       101.245       150.877        111.52
                      157.737       106.773       152.663       112.938
                       155.02        96.042        145.96       107.503
                      157.245       97.2968       162.248       112.883
           1992       164.433       93.2298       159.019       110.309
                      170.194       90.3333        160.54       106.198
                      166.802       81.8969       157.035       99.0248
                       170.62       73.6198       161.415       99.3274
                      173.784       77.6712       161.571       105.807
                      166.197       67.5282       158.766       100.618
                      155.509       67.3527       165.021       97.8666
                      149.647       76.4579       161.057       103.824
                      152.304       73.6553       162.524         101.6
                      154.108       70.9812       162.866       96.1097
                       159.19       74.8599       167.795        96.859
                      162.514       71.6481       169.491        97.207
                      164.093       72.0665       170.685       97.0421
                      177.429       71.7684       172.474       99.8234
                      179.388       78.7029       175.699       108.371
                       175.21       88.5568       171.234       118.498
                      175.121       87.0039       175.124       120.843
                      182.024         82.93       175.256       118.803
                      194.377       86.2749       174.322        122.81
                      207.859       89.0116       180.324       129.287
                      202.205       85.1132       178.523       126.221
                       213.76       83.4083       181.986       129.959
                      208.551       69.4536       179.636       118.446
                      225.386       73.7321       181.449       126.849
           1994       229.087       85.6356       187.346        137.42
                      219.523       84.6538       181.717       136.883
                      214.756       80.9062       173.404       130.827
                      224.447       83.5026       175.404        136.22
                      213.655       88.7872       177.582       135.279
                      201.997       87.3916       172.821       137.026
                      215.992       86.5681       178.263       138.181
                       219.69       87.3264       184.969       141.286
                      204.816       82.8192       179.994       136.667
                       208.77       84.6217       183.744       141.044
                       208.09       80.7525       176.485       134.094
                      207.656       83.4933       178.656       134.764
                      203.901         78.95       182.993       129.416
                      206.428        72.192       189.594       128.868
                      204.439        68.325       194.776       136.716
                      211.759       71.1478       200.222       141.666
                      216.632       65.3483       207.492       139.786
                      214.249       61.4563       211.907       137.142
                      225.728       70.6007       218.641       145.484
                       225.31       76.6953       218.571       139.749
                      223.225       75.8311       227.335       142.288
                       221.27       74.7371       226.203       138.273
                      228.807       79.3505       235.488       141.932
                       236.94       84.1075       239.596        147.46
           1996        253.33       88.1062       247.411        147.88
                      250.906       85.1964       249.127       148.187
                      253.517       90.6213       251.099       151.138
                      262.777       93.3071       254.471       155.337
                       263.19       92.9468       260.287       152.282
                      261.955       95.3791       260.875       152.942
                      250.166       87.5986        248.94       148.271
                      251.817       85.3722       253.624       148.394
                      266.453       91.2544       267.363       152.137
                      267.401        86.642       274.349       150.378
                      285.864       88.9852        294.48       156.157
                      290.954       81.9621       288.147       153.944
                      315.333       77.5961       305.816       148.362
                      326.633       78.5571       307.628       150.592
                      336.077       76.2135       294.519       150.934
                      340.385       81.0721       311.721       151.537
                      349.219        84.957        329.98       161.192
                      377.138       87.2267       344.319       169.878
                      420.604       86.0687       371.218       172.428
                       378.58       77.1703       349.893       159.351
                      405.906       75.7238       368.491       168.078
                      366.578       69.6754       355.786       154.954
                      381.121        70.426        371.65       153.173
                      398.143       64.5946       377.496        154.31
           1998       420.793        70.393       381.328       161.168
                      452.558       71.2533       408.192       171.302
                      495.844       69.9642        428.58       176.369
                      490.752       66.2139        432.47       177.553
                      527.993       66.3389       424.328       176.482
                      535.706        67.014       441.063       177.606
                      547.312       69.3368        435.94       179.198
                      468.295       59.7227       372.381       156.785
                      419.997       56.7531       395.616       151.763
                      453.984       57.4224       427.382       167.365
                      499.896       63.0069       452.651       175.726
                      525.563       58.5978       478.169       182.442
                      557.772       61.3794       497.779       181.689
                       547.88       60.8219       481.709       177.143
                       559.77       67.0408       500.397       184.321
                      590.906       70.7023       519.384       191.573
                      570.715       68.2052       506.415       181.491
                      595.748       74.2084       533.983       188.353
                      572.155       75.6143       516.871        193.73
                      592.679       73.8139       513.638       194.215
                      577.044       74.5289       498.973       195.947
                      616.858       75.9539       530.179       203.067
                      678.415       78.5623       540.285       209.907
                      771.202       80.1544       571.537       228.538
           2000       736.611       82.7171       542.444       213.811
                      814.941       84.4943       531.536       219.358
                      825.466       86.0937       582.946       227.645
                       834.02       76.0878       564.994       215.454
                      817.814       69.1399       552.612       209.981
                      809.081       73.7059       565.838       217.964
                      805.535       66.5789       556.592       208.615
                      813.762       71.3785       590.376       210.217
                      772.888       66.6626       558.801       199.773
                      795.261       61.5503       556.035        194.85
                      753.216       62.0113       511.514        187.34
                      750.435       58.3587       513.588       193.787
                      751.616       58.6037       531.377       193.643
                      679.123       54.5397       482.336       178.957
                      658.071       55.0314       451.367       166.594
                      711.536       58.9879       486.039       177.823
                      696.004       56.1424       488.513       171.037
                      667.334       54.9017       476.298       163.802
                      643.349         50.21       471.167       160.753
                      588.721       45.3533       440.962       156.401
                      518.383        41.379       404.925       140.359
                      546.997       43.8837       412.254       143.916
                      575.245       45.2853       443.245       149.111
                      598.495       44.6299       446.602       149.969
           2002        577.13       42.3235       439.647       141.938
                      569.972       44.8213       430.517       142.754
                      595.023       46.6717       446.334       150.053
                       562.03       48.6512       418.921        150.72
                      538.689       49.7991       415.116       152.118
                       492.71       44.9653       385.039       145.821
                      422.327       41.8161       354.619       131.321
                      426.022       40.7212        356.35       130.699
                      346.629       39.7221       317.143        116.48
                      396.099       36.5776        344.56       122.657
                      417.777       39.0121       364.224        128.08
                      375.251       36.3171       342.249         123.7
                      353.514       35.3053       332.866       118.472
                      336.619       35.4031       327.207       115.541
                      320.286       33.7507       329.941        112.78
                      365.474       33.1526       356.681        123.36
                       366.39       35.6633       374.836       130.339
                      380.456       38.4514        379.08       133.191
                      396.224       40.4838        385.23       136.272
                       402.03       43.7872       392.115       139.215
                      376.739       43.2601       387.431       143.273
                      404.912       44.7017       408.725       152.113
                      413.628       42.7586       411.639       155.275
                        434.1       45.1973       432.536       167.344
           2004       446.439       45.6501       440.009       169.638
                      454.938       46.7436       445.381       173.342
                      438.319       49.5946       438.095       173.616
                      438.318        49.791       430.739       169.182
                      432.364       47.5667       435.944       169.068
                      442.029        50.202       443.786       172.434
                      427.714       47.9452       428.568        166.72
                      419.969       46.9124       429.548       167.019
                      428.697       45.8193       433.571       171.144
                      442.129       45.5985       439.647       176.878
                      452.298       46.1396       456.615       188.616
                      464.032       48.6352       471.436       196.782
                      469.312       48.2069       459.513        193.08
                      480.906       49.7013       468.199       201.083
                      480.499        49.398       459.248       195.272
                      460.744       46.6038       450.014       189.951
                      483.796        47.737       463.492       189.236
                      500.281       49.0384       463.426        191.36
                      523.077       50.3744       480.095       197.129
                      513.213       52.5503       474.707       201.591
                      539.116       57.4639       478.006       210.204
                      522.077       57.6002       469.526       203.969
                      542.035        62.958       486.047       208.554
                      562.769       68.2043       485.584       218.162
           2006       580.456       70.4834        497.95       231.464
                      593.523       68.6022       498.176       230.665
                      605.982       72.2184       503.688       237.317
                      603.805       71.5689       509.826        248.03
                      571.927       65.4776       494.064       237.198
                      573.775       65.6378       494.107       236.698
                      580.528       65.4331        496.62       238.877
                      598.899       68.3284       507.185       244.827
                      613.163       68.2726       519.644       244.798
                      629.735       69.4233       536.018       254.196
                      626.972       68.8939       544.844       261.295
                      649.526       72.9175       554.219       269.251


SOURCE: BLOOMBERG L.P.

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INVESTOR SUITABILITY
--------------------------------------------------------------------------------

THE SECURITIES MAY BE SUITABLE FOR YOU IF:

o You believe the applicable Index will appreciate over the term of the Securities and that such appreciation is unlikely to exceed the applicable Maximum Gain.

o    You are willing to hold the Securities to maturity.

o You are willing to make an investment that is exposed to the full downside performance of the applicable Index.

o You are willing to forego dividends paid on the stocks included in the applicable Index in exchange for enhanced returns if the Index appreciates, up to the Maximum Gain.

o    You do not seek current income from this investment.

o You are willing to invest in the Securities based on the range indicated for the Maximum Gain (the actual Maximum Gain will be determined on the Trade Date).

THE SECURITIES MAY NOT BE SUITABLE FOR YOU IF:

o You do not believe the applicable Index will appreciate over the term of the Securities, or you believe such Index will appreciate by more than the Maximum Gain over the term of the Securities.

o You seek an investment that is not subject to a Maximum Gain or that is not exposed to the full downside performance risk of the applicable Index.

o You prefer to receive the dividends paid on the stocks included in the applicable Index.

o    You seek current income from this investment.

o    You are unable or unwilling to hold the Securities to maturity.

o    You seek an investment for which there will be an active secondary market.

o You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

--------------------------------------------------------------------------------
KEY RISKS
--------------------------------------------------------------------------------

o You may lose some or all of your principal--the Securities are fully exposed to any decline in the level of the applicable Index (as measured by the Index Return)

o You can only earn the Maximum Gain on the Securities if you hold your Securities to maturity

o Your appreciation potential is limited by the Maximum Gain on the Securities at maturity

o    You will not receive any interest or dividend payments

o The Securities will not be listed, and there will not be an active secondary trading market for the Securities

INVESTORS ARE URGED TO REVIEW "RISK FACTORS" IN THE PRELIMINARY PROSPECTUS SUPPLEMENT RELATED TO THIS OFFERING FOR A MORE DETAILED DESCRIPTION OF THE RISKS RELATED TO AN INVESTMENT IN THE SECURITIES.

THE RETURNS ON UBS STRUCTURED SECURITIES ARE LINKED TO THE PERFORMANCE OF THE RELEVANT UNDERLYING ASSET OR INDEX. INVESTING IN A STRUCTURED SECURITY IS NOT EQUIVALENT TO INVESTING DIRECTLY IN THE UNDERLYING ASSET OR INDEX. BEFORE INVESTING, INVESTORS SHOULD CAREFULLY READ THE DETAILED EXPLANATION OF RISKS, TOGETHER WITH OTHER INFORMATION IN THE RELEVANT OFFERING MATERIALS DISCUSSED BELOW, INCLUDING BUT NOT LIMITED TO INFORMATION CONCERNING THE TAX TREATMENT OF THE INVESTMENT. UBS AG HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS UBS AG HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT UBS AG AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, YOU CAN REQUEST THE PROSPECTUS BY CALLING TOLL-FREE 1-800-657-9836.